Exhibit 99.1

TRUSTEE’S FINAL DISTRIBUTION STATEMENT

To the Holders of:

Corporate Backed Trust Certificates, Kraft Foods Note-Backed Series 2003-11

*CUSIP:	21988G171	Class	A-1
	21988GCR5	Class	A-2

In accordance with the Standard Terms for Trust Agreements, U.S. Bank Trust National Association, as Trustee, submits the following cash basis statement for the period ending December 27, 2013

INTEREST ACCOUNT

Balance as of November 1, 2013		$0.00
Scheduled Income received on securities		$0.00
Unscheduled Income received on securities		$0.00
Interest portion of December 27, 2013 Call Price received on December 27, 2013 Call Date upon exercise of Call Warrants by 100% of the holders thereof		$2,197,312.70

LESS:
Distribution of interest cash to Class A-1 Holders on December 27, 2013 Call Date	-$	274,166.67
Distribution of interest cash to Class A-2 Holders on December 27, 2013 Call Date	-$	1,923,146.03
Distribution to Depositor	-$	0.00
Distribution to Trustee	-$	0.00
Balance as of December 27, 2013		$0.00

PRINCIPAL ACCOUNT

Balance as of November 1, 2013		$0.00
Scheduled Principal received on securities		$0.00
Principal portion of December 27, 2013 Call Price received on December 27, 2013 Call Date upon exercise of Call Warrants by 100% of the holders thereof		$30,000,000.00

LESS:
Distribution to Class A-1 Holders	-$	30,000,000.00
Distribution to Class A-2 Holders	-$	0.00
Distribution of $30,000,000 principal amount of underlying securities to Call Warrants Holder on December 27, 2013	-$	0.00
Balance as of December 27, 2013		$0.00

UNDERLYING SECURITIES HELD AS OF December 27, 2013

Principal Amount	Title of Security
$0.00	Kraft Foods Inc. 6 1/2% Notes due November 1, 2031
*CUSIP: 50075NAC8

U.S. Bank Trust National Association, as Trustee

*The	Trustee shall not be held responsible for the selection or use of the CUSIP numbers nor is any representation made as to its correctness. It is included solely for the convenience of the Holders.

5